Calculation of Filing Fee Tables
S-3
REDWOOD TRUST INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	9.500% Senior Notes due 2030	457(r)	115,000,000		$ 115,000,000.00	0.0001381	$ 15,881.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 115,000,000.00		$ 15,881.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 15,881.50
			Net Fee Due:						$ 0.00
Offering Note
[1]	Includes $15,000,000 aggregate principal amount of 9.500% Senior Notes due 2030 that may be offered and sold pursuant to the exercise in full of the underwriters' option to purchase additional notes to cover over-allotments.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Redwood Trust, Inc	S-3	333-263301	03/04/2022		$ 15,881.50	Unallocated (Universal) Shelf			$ 547,018.45
Fee Offset Sources		Sequoia Residential Funding Inc.	S-3	333-185882-01		03/21/2013						$ 15,881.50
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 3, 2025, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-285506), as amended by Post-Effective Amendment No. 1, filed on August 22, 2025 and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee, except for certain unused filing fees (the "Unused Filing Fees") previously paid with respect to unsold securities having an aggregate initial offering price of $4,825,005,547 in connection with the Registration Statement on Form S-3 (Registration No. 333-185882-01), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on January 4, 2013, and the Registration Statement on Form S-3 (Registration No. 333-189370), which was initially filed by Sequoia Residential Funding, Inc. and Sequoia Mortgage Funding Corporation on June 17, 2013. Offerings under these prior registration statements were completed, and these prior registration statements expired. Pursuant to Rule 457(p) under the Securities Act, the then-remaining Unused Filing Fees of $658,130.76 were carried forward to be applied to fees payable pursuant to the Registration Statement on Form SF-3 (Registration No. 333-211339), which was initially filed by Sequoia Residential Funding, Inc. on May 13, 2016. No offerings under such prior registration statement were completed and such registration statement expired. Pursuant to Rule 457(p) under the Securities Act, the then-remaining Unused Filing Fees of $658,130.76 were carried forward to be applied to fees payable pursuant to the Registration Statement on Form S-3 (Registration No. 333-231338), initially filed by Redwood Trust, Inc. on May 9, 2019 and amended on March 12, 2021. Offerings under such prior registration statement were completed without the use of any of such carried forward amounts, and, pursuant to Rule 457(p) under the Securities Act, the then-remaining Unused Filing Fees of $658,130.76 were carried forward to be applied to fees payable pursuant to the Registration Statement on Form S-3 (Registration No. 333-263301), initially filed by Redwood Trust, Inc. on March 4, 2022. Offerings under such prior registration statement were completed after the use of an aggregate of $67,166.20 of such carried forward amounts, and, pursuant to Rule 457(p) under the Securities Act, the then-remaining Unused Filing Fees of $590,964.56 were carried forward to be applied to the fees payable pursuant to the Registration Statement on Form S-3 (Registration No. 333-285506), initially filed by Redwood Trust, Inc. on March 3, 2025 and amended on August 22, 2025, and its related prospectus supplements on a pay-as-you-go basis. On March 4, 2025, August 22, 2025 and November 7, 2025, the Registrant filed prospectus supplements relating to such Registration Statement and used $12,305.41, $7,473.20 and $24,167.50, respectively, of such carried forward amounts, leaving $547,018.45 of the Unused Filing Fees available for use. The Registrant is offsetting the filing fee due under the prospectus supplement to which this exhibit is attached by $15,881.50, leaving $531,136.95 remaining to be applied to future filings from this fee offset source.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $115,000,000.00. The prospectus is a final prospectus for the related offering.